EXHIBIT 3.(a)

                                                        Adopted January 21, 1982
                                                         Amended August 16, 1984
                                                       Amended November 19, 1987
                                                        Amended January 21, 1988
                                                       Amended November 17, 1988
                                                          Amended April 19, 1990
                                                         Amended August 16, 1990
                             Amended February 7, 1991, effective  April 18, 1991
                                             Amended and Restated April 18, 1991
                                                        Amended February 6, 1992
                                                       Amended November 19, 1992
                               Amended February 8, 1996, effective April 1, 1996
                                                            Amended May 15, 1997
                                                       Amended February 19, 1998
                           Amended February  19, 1998,  effective April 17, 1998
                                  Amended April 17, 1998, effective July 1, 1998
                                                       Amended February 18, 1999














                                  FLORIDA PROGRESS CORPORATION



                                             BYLAWS

                                             BYLAWS

                                  FLORIDA PROGRESS CORPORATION


                                            ARTICLE I
                                             Offices

        Section 1. The registered office and headquarters of the Corporation are in the City of St. Petersburg, County of Pinellas, State of Florida.

        Section 2. The Corporation may also have an office at such other places as the business of the Corporation may require.


                                           ARTICLE II
                                              Seal

        The Corporate seal shall be circular in form and have inscribed thereon the following:

                                  Florida Progress Corporation
                                         Corporate Seal
                                             Florida
                                              1982


                                           ARTICLE III
                                    Meetings of Shareholders

        Section 1. Annual Meeting. There shall be an annual meeting of shareholders in the month of April of each year on such date and at such time and place as shall be designated by the Board of Directors for the election of Directors and for the transaction of such other business as may properly be brought before the meeting.

        Section 2. Special Meetings. Special meetings of the shareholders of the Corporation, or of the holders of any class or series of stock, required or authorized by law, shall be held for the purpose or purposes stated in the call of said meeting, on the call of the Chairman of the Board, or the President, or the Board of Directors, or when the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

        Section 3. Place; Record Date. Meetings of shareholders may be held within or without the State of Florida. The Board of Directors shall fix a record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action.

        Section 4. Notice. Written notice stating the date, time and place of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder as the address appears on the stock transfer books of the Corporation, with postage thereon prepaid.

        Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time or place to which the meeting is adjourned is announced at the meeting before the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 to each shareholder of record as of the new record date who is entitled to notice of such meeting.

        Section 6. Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

                            If a quorum exists, action on a matter, other than
the election of Directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by law or the Articles of Incorporation. The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                             If a quorum does not exist, the holders of a
majority of the shares represented in person or by proxy and who would be entitled to vote if a quorum had been present shall have the power to adjourn the meeting from time to time, until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

        Section 7. Manner of Voting. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact may vote the shareholder's shares either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact in accordance with law.

        Section 8.          Action by Shareholders Without a Meeting.  Any
                            ----------------------------------------
action required by law, these Bylaws or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation within sixty (60) days of the date of the earliest dated consent. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

                            Any written consent may be revoked prior to the
date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation.

                            Within ten (10) days after obtaining such
authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, sale or exchange of assets or other action for which dissenters' rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

                            A written consent shall have the same effect as a
vote cast at a meeting and may be described as such in any document.


                            Whenever any action is taken by written consent,
the written consents of the shareholders consenting to such action or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

        Section 9. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9.

                            In addition to any other applicable requirements,
for a nomination to be made by a shareholder  such  shareholder  must have given
timely  notice   thereof  in  proper  written  form  to  the  Secretary  of  the
Corporation.

                            To be timely, a shareholder's notice to the
Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which the notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

                            To be in proper written form, a shareholder's
notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of common stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of common stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

                            No person shall be eligible for election as a
director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 10. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

                            In addition to any other applicable requirements,
for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                            To be timely, a shareholder's notice to the
Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

                            To be in proper written form, a shareholder's
notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of common stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                            No business shall be conducted at the annual
meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                        ARTICLE IV
                                            Directors

        Section 1. Number and Term of Office. The Board of Directors of the Corporation shall consist of nine (9) members, divided into three (3) classes serving staggered three-year terms in accordance with the Articles of Incorporation. The three classes shall be designated Class I, Class II and Class III with each Class consisting of three directors.

        Section 2. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

        Section 3. Qualification. Directors need not be residents of this state or shareholders of the Corporation.

        Section 4. Authority to Fix Compensation. The Board of Directors shall have authority to fix the compensation of the Directors of the Corporation.

        Section 5. Duties of Directors. A Director shall discharge his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                               In discharging his duties, a Director shall be
entitled to rely on  information,  opinions,  reports or  statements,  including financial statements and other financial data, in each case prepared or presented by:

                               (a)     one or more officers or employees of the
Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

                               (b)    legal counsel, public accountants or other
persons as to matters which the Director reasonably believes to be within the persons' professional or expert competence; or

                               (c)     a committee of the Board of Directors
upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.


                            In discharging his duties, a Director may consider
such factors as the Director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

                            A Director shall not be considered to be acting in
good faith if he has knowledge concerning the matter in question which would cause such reliance described above to be unwarranted.

                               A Director is not liable for any action taken as
a Director, or any failure to take any action, if he performed the duties of his office in compliance with this Section 5.

        Section 6. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director may be removed, only for cause, if the number of votes cast to remove him exceeds the number of votes cast not to remove him. If a Director is elected by a voting group or class of shares under the Articles of Incorporation, only the shareholders of that voting group or class may participate in the vote to remove him.

        Section 7. Vacancies. Until the next election of Directors upon the expiration of their terms, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the shareholders and until his successor shall have been elected and shall qualify.


                                           ARTICLE V
                                      Chairman of the Board

        The Corporation may have a Chairman of the Board who shall be a Director and who shall preside at all meetings of the shareholders and of the Board of Directors. He shall advise and counsel with the President. In addition to the responsibility for maintaining effective external relationships on behalf of the Corporation with industry groups, governmental agencies, scientific, educational and other similar groups, he shall exercise such other responsibilities and duties as shall be assigned to him by the Board of Directors. The Board of Directors shall have the power at any time to leave the office of Chairman of the Board vacant and, in such eventuality, the President shall assume and exercise all of the powers and responsibilities of this office.



                                           ARTICLE VI
                                      Meetings of the Board

        Section 1. Time, Place, and Call of Meetings. Meetings of the Board of Directors may be held within or without the State of Florida at the time fixed by these Bylaws or upon call of the Chairman of the Board or the President or the Secretary or any two Directors.

        Section 2. Annual Meeting. The annual meeting of the Board of Directors shall be held promptly following the annual meeting of shareholders.

        Section 3. Notice of Meetings. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, mail, telegram or cablegram at least two
(2) days before the meeting.

                            Notice need not be given of regular meetings held
each quarter on dates promulgated before the end of the preceding year. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice, either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                            Neither the business to be transacted at, nor the
purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                            A majority of  the  Directors present, whether or
not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

                            Members of the Board  of Directors  or any committee
of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting. The vote on any matter before the Board or any committee of the Board, when members are present by means of a conference telephone or similar communication equipment, shall be by roll call.


        Section 4. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if one or more written consents, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceeding. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent under this section has the effect of a meeting vote and may be described as such in any document.

        Section 5. Quorum and Voting. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present when a vote is taken shall be the act of the Board of Directors.

        Section 6. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof when corporate action is taken shall be deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting, or he votes against or abstains from the action taken.

        Section 7. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                            (a)     The fact of  such  relationship  or interest
is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

                            (b)     The fact of such relationship or interest is
disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                            (c)     The  contract  or  transaction is fair  and
reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

                            Common or  interested  Directors  may be  counted in
determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                   Shares owned by or voted under the control of a Director who has a relationship or interest in the subject transaction may not be counted in the shareholders' vote to determine whether to authorize, approve, or ratify a conflict of interest transaction under subparagraph (b) above.

                                        ARTICLE VII
                                         Committees

        Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee, Audit Committee, Finance and Budget Committee, Compensation Committee, Nominating Committee and one or more other committees and may designate one or more Directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

                            The  members  of  committees, who  shall be at least
two in number, shall act only as a committee and the individual members shall have no power as such. Unless the Board of Directors elects a committee chairman, each committee shall elect its own chairman and secretary, and have full power and authority to make rules for the conduct of its business. The Board shall have the power at any time to change the membership of committees, fill vacancies, and to abolish committees.

                            Neither the designation of  any such  committee, the
delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

        Section 2. Executive Committee. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during the intervals between the meetings of the Board in the management of the business and affairs of the Corporation. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings and make a report thereof from time to time to the Board of Directors.

                            The Executive Committee shall not have the
authority to:

                            (a)     approve or recommend to shareholders actions
or proposals required by the Florida Business Corporation Act to be approved by shareholders;

                            (b)     fill vacancies on the Board of Directors or
any committee thereof;

                            (c)     adopt, amend or repeal the Bylaws;


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



                            (d)     authorize or approve the reacquisition of
shares unless pursuant to a general formula or method specified by the Board of Directors; or

                            (e)     authorize or approve the issuance or sale
or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.


        Section 3. Audit Committee: The Audit Committee shall be composed of at least three outside Directors. The Committee will nominate the public accounting firm to conduct the annual audit of the Corporation and submit the nomination to the Board of Directors for approval. The Audit Committee shall keep a record of its acts and proceedings and make a report thereof from time to time to the Board of Directors.

                                          ARTICLE VIII
                                            Officers

        Section 1. Executive Officers. The officers of the Corporation may consist of a Chairman of the Board of Directors, and shall consist of a President, a Secretary, a Treasurer, and such other officers as may be determined and appointed by the Board of Directors. Officers shall be appointed by the Board of Directors at least annually, at the first meeting of Directors immediately following the annual meeting of shareholders of the Corporation, and shall serve until their successors are appointed and shall qualify. Any two or more offices may be held by the same person.

        Section 2. Duties. The officers of the Corporation shall have the following duties:

                            (a)     President.  The President shall have general
and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board to delegate to others, so far as it lawfully may, any specific powers; and shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President may appoint such agents as he may deem necessary, who shall hold office during his pleasure, and who shall have such authority and shall perform such duties as from time to time he may prescribe.

                            (b)     Secretary.  The Secretary shall have custody
of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and of the Board of Directors, send all notices of meetings, authenticate records of the Corporation and perform such other duties as may be prescribed by the Board of Directors or the President.

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



                            (c)     Treasurer.  The Treasurer shall have custody
of all corporate funds and shall perform such other duties as may be prescribed by the Board of Directors or the President.

        Section 3. Removal of Officers. Any officer or agent appointed by the Board of Directors may be removed by the Board with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

                            Any vacancy, however occurring, in any office may
be filled by the Board of Directors.

                            An officer's removal does not affect the officer's
contract rights, if any, with the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The appointment of an officer does not of itself create contract rights.


                                           ARTICLE IX
                                          Capital Stock

        Section 1. Certificates of Stock. The Board of Directors shall provide for the issue and transfer of the capital stock of the Corporation and prescribe the form of the certificates for such stock.

        Section 2. Form. Certificates representing shares in the Corporation shall be signed (either manually or in facsimile) by the President or Vice President and the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who signed such certificate, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

                            If and to the extent the Corporation is authorized
to issue different classes of shares or different series within a class, each certificate representing shares shall state or fairly summarize upon the front or back of the certificate, or shall state conspicuously on its front or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of:

                            (a)     The designations, preferences, limitations,
and relative rights applicable to each class.

                            (b)     The variations in the relative rights,
preferences and limitations determined for each series, and the authority of the Board of Directors to determine the variations for future series.

                            Every certificate representing shares which are
restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate such restrictions, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

                            Each certificate representing shares shall state
upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents.

        Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor.

                                            ARTICLE X
                                           Fiscal Year

        The fiscal year of the Corporation shall be the calendar year.


                                           ARTICLE XI
                      Indemnification of Directors, Officers and Employees

        The Corporation shall indemnify any Director, officer, or employee or any former Director, officer, or employee to the full extent permitted by law.


                                       ARTICLE XII
                                            Dividends

        The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except as prohibited by law, or when contrary to any restrictions contained in corporate indentures, bonds, or other financing agreements.



                                          ARTICLE XIII
                                           Amendment

        Except as provided in Article VIII of the Articles of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by an affirmative vote of at least two-thirds of the number of Directors constituting the Board of Directors or by an affirmative vote of the holders of at least two-thirds of the outstanding Voting Stock (as defined in Article VIII of the Articles of Incorporation) of the Corporation.


                                           ARTICLE XIV
                                             Gender

        All references herein to the masculine pronoun shall be deemed to include the feminine pronoun.


































                                                                    PROGRESS.FL4
                                                              As amended 2-18-99



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